SEC Registration File No. 333-121127

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                FORM SB-2/A-2
                               --------------
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               LAM LIANG CORP.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Nevada                     2300                   20-1740044
--------------------------    -------------------------  ------------
(State or other jurisdiction (Primary Standard          (IRS Employer
 of incorporation or )        Industrial Classification  Identification
 jurisdiction                 Code Number)               Number)

                   #2202 The Lakes, 123 Rachidapisek Road
                          Bangkok 10110 Thailand
                             (661) 612-1601
 ----------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Michael M. Kessler, Esq.
                         Lewis, Kessler & Kelsch
                        3406 American River Drive
                       Sacramento, California  95864
                        Telephone: (916) 239-4000
                           Fax: (916) 239-4008
   --------------------------------------------------------------------
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration
Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]





                       CALCULATION OF REGISTRATION FEE
                       -------------------------------

Title of          Number       Proposed     Proposed
each Class        of           Offering     Maximum       Amount of
of Securities     Shares       Price        Aggregate     Registration
to be             to be        per Share    Offering      Fee (1)
Registered        Registered   (2)(3)       Amount
-----------------------------------------------------------------------
Common Stock      1,100,000    $.05         $  55,000     $   6.97
-----------------------------------------------------------------------
(1)  Registration fee has been paid via Fedwire.

(2) This is an initial offering and no current trading market exists for our common stock.

(3) Estimated solely for purposes of calculating the registration fee Pursuant to Rule 457(c).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

                                PROSPECTUS
                              LAM LIANG CORP.
                     1,100,000 Shares of Common Stock
                              $.05 per share
-----------------------------------------------------------------------
This is the initial offering of common stock of Lam Liang Corp. and no public market currently exists for the securities being offered. Lam Liang Corp. is offering for sale a total of 1,100,000 shares of its common stock on a "self-underwritten", best efforts, all-or-none basis, which means our officers and directors will attempt to sell all of the shares. The shares will be offered at a fixed price of $.05 per share for a period of 180 days from the date of this prospectus, and may be extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. If all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction.

Lam Liang Corp. is a development stage, start up company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7. Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.
-----------------------------------------------------------------------
                        Offering     Underwriting      Proceeds to Us
                        Price        Commissions
-----------------------------------------------------------------------
Common Stock            $.05        $     0           $   55,000
-----------------------------------------------------------------------
(1) As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a public trading market for our securities will ever develop.

(2) We will establish a separate bank account and all proceeds will be deposited into said account until such time as the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission for review has been cleared of comment and is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to Completion, Dated          , 2004

                            TABLE  OF  CONTENTS
                                                               Page No.

SUMMARY OF PROSPECTUS. . . . . . . . . . . . .  . . . . . . . .   5
     General Information about Our Company. .  . . . . . . . . . .5
     The Offering . . . . . . . . . . . . .  . . . . . . . . . . .5
RISK FACTORS . . . . . . . . . . . . . . .. . . . . . . . . . .   6
RISKS ASSOCIATED WITH OUR COMPANY:. . .  . . . . . . . . .  . . . 6
RISKS ASSOCIATED WITH THIS OFFERING . .  . . . . . . . . . . .   10
USE OF PROCEEDS. . . . . . . . . . . .. . . . . . . . . . . . .  12
DETERMINATION OF OFFERING PRICE. . .  . . . . . . . . . . . . . .13
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.. . . . . . . . .  13
PLAN OF DISTRIBUTION  . . . . . . . . . . ..  . . . . . . . . .  14
     Offering Will be Sold by Our Officers and Directors .. . .  14
     Terms of the Offering . . . . . . . . . . . . . .  . . . . .15
     Deposit of Offering Proceeds . . . . . . . . . .. . . . . . 15
     Procedures for and Requirements for Subscribing . . . . . . 15
LEGAL PROCEEDINGS . . . . . . . . . . . . . . .  . . . . . . . . 16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS . . 16
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . .  . . . .18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
   MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .19
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . .  . . . 20
INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .. . . . . 21
DESCRIPTION OF OUR BUSINESS. . . . . . . . . . . . .. . . . . .  21
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.. .    28
DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . .. . . . . 31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . .  . . . . . .31
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.. . . . 32
EXPERTS AND LEGAL COUNSEL. . . . . . . . . . . . . . .. . . . .  34
AVAILABLE INFORMATION . . . . . . . . . . . . . . .  . . . . . . 34
FINANCIAL STATEMENTS . . . . . . . . . . . . . . .. . . . . . .  35





                     (OUTSIDE BACK COVER PAGE)


               DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________________________, 200__, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  LAM LIANG CORP.
                       #2202 The Lakes, 123 Rachidapisek Road
                               Bangkok 10110 Thailand

                              SUMMARY OF PROSPECTUS
                              =====================

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," and "Lam Liang" are to Lam Liang Corp.

General Information about Our Company
-------------------------------------
Lam Liang Corp. was incorporated in the State of Nevada on October 12, 2004. We were formed to design, produce and sell fashionable computer laptop cases for women through our subsidiary, Maha San Lam Liang Co. Ltd., a Thai corporation, in Bangkok, Thailand. We are a development stage company and have not yet opened for business or generated any revenues. We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash in the bank, consisting of $5,000 in cash generated from the issuance of shares to our founders. We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity.

Our administrative offices are currently located at the residence of our President, Dr. Anchana Chayawatana, which she donates to us on a rent free basis at #2202 The Lakes, 123 Rachidapisek Road, Bangkok 10110 Thailand. We have reserved an office and are currently in the process of negotiating and signing the lease with the lease term to commence March 1, 2005 for a term of one year, with a renewal option for a further one year at the end of the term. The office is located at Unico House (Unit 12D/1) 12th Floor, 29/1 Soi Langsuan, Ploenchit Road, Bangkok 10330 Thailand. The office space consists of approximately 430 sq. ft. and consists of two rooms, one of which is an office and the other which we will use as a reception area and showroom for our bags. The monthly rent is approximately $280 US, not including utilities. Our registered statutory office is located at 711
S. Carson Street, Suite 4, Carson City, Nevada 89701. Our fiscal year end is October 31.

The Offering
------------
Following is a brief summary of this offering. Please see the Plan of Distribution; Terms of the Offering section for a more detailed description of the terms of the offering.

Securities Being Offered             1,100,000 shares of common stock,
                                     par value $.001.

Offering Price per Share             $.05

Offering Period                      The shares are being offered for a
                                     period not to exceed 180 days,
                                     unless extended by our Board of
                                     Directors for an additional 90
                                     days.  In the event we do not sell
                                     all of the shares before the
                                     expiration date of the offering,
                                     all funds raised will be promptly
                                     returned to the investors, without
                                     interest or deduction.

Net Proceeds to Our Company          $ 50,000

Use of Proceeds                      We intend to use the proceeds to
                                     pay for offering expenses and to
                                     expand our business operations.

Number of Shares Outstanding
Before the Offering:                 1,000,000

Number of Shares Outstanding
After the Offering:                  2,100,000

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering.

                              RISK  FACTORS
                              =============

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:
=================================

1. Since we are a development stage company, have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.
--------------------------------------------------------------------
Our company was incorporated in October 2004; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive fashion/computer accessories industries. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract and retain customers to purchase our inventory, while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

2. We do not yet have any substantial assets and are totally dependent upon the proceeds of this offering to fully fund our business.
If we do not sell all of the shares in this offering and receive all of the proceeds, we will have to seek alternative financing to complete our business plans or abandon them.
-------------------------------------------------------------------
The only cash currently available is the cash paid by our founders for the acquisition of their shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

3. We cannot predict when or if we will produce revenues, which could result in a total loss of your investment if we are unsuccessful in our business plans.
----------------------------------------------------------------------
We have not yet produced any products and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

4. Our continued operations depend on current fashion trends. If the public doesn't find our products and designs suitable for purchase and we cannot establish a customer base, we may not be able to generate any revenues, which would result in a failure of our business and a loss of any investment you make in our shares.
----------------------------------------------------------------------
The novelty and the design of our Lam Liang brand computer bags is important to our success and competitive position. Our inability to develop and offer unique and fashionable products that are appealing to our customers could harm our business. We cannot be certain that fashionable computer bags will be appealing to or purchased by the public. Should the demand not materialize for high fashion computer bags, our sales could be limited and we may never realize any revenues. In addition, there are no assurances that our future designs will be successful and any unsuccessful designs could adversely affect our business and any possible revenues.

5. The loss of the services of Dr. Anchana Chayawatana could severely impact our business operations and future development of products, which could result in a loss of revenues and your ability to ever sell any shares you purchase in this offering.
---------------------------------------------------------------------
Our performance is substantially dependent upon the creative expertise of our President, Dr. Anchana Chayawatana. Dr. Chayawatana plans to spend as much time as needed working with our company and our subsidiary in designing and developing our product line; however, she is a also a very busy dentist and there is no guarantee she will not leave the company at some time in the future. It may be difficult to find sufficiently qualified individuals to replace Dr. Chayawatana or other key management personnel if we were to lose any one of them. The loss of the services of Dr. Chayawatana could have a material adverse effect on our business, development, financial condition and operating results if we are unable to replace her with another individual qualified to design and develop our products. The loss of Dr. Chayawatana's services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

6. The fashion and computer accessories industry is highly competitive. If we can not successfully compete, our business may be adversely affected and we may never be able to generate revenues.
-------------------------------------------------------------------
The fashion and computer accessories industry is intensely competitive and fragmented. We will compete against a large number of well-established companies with greater product and name recognition and with substantially greater financial, marketing and distribution capabilities than ours, as well as against a large number of small specialty producers. Our competitors include, by way of example, Marka, Tumi, Crumpler, Fashion Travelwares, Case Closed, Briggs & Riley, and Samsonite, as well as other well known and respected brands. There can be no assurance that we can compete successfully in this complex and changing market. If we cannot successfully compete in this highly competitive industry, we may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

7. Our business operations could be severely impacted or shut down as a result of political or economic instability and/or terrorist activities, which could result in a total loss of any investment you make in our shares.
----------------------------------------------------------------------
The terrorist situation in southern Thailand has worsened, with 112 alleged Islamic militants killed by Thai security forces in late April and another 87 Muslim protestors dying in custody in late October. The government has issued statements with concerns that the violence is expected to intensify in the south after the recent Muslim deaths amid a violent backlash from militants. Tight control by the government helps to limit internal interracial tensions, however, any terrorist or threatened terrorist activities in or near where we manufacture our products could severely restrict our business operations and reduce possible revenues. We currently intend to use The Fabric Bag
Group of Khon Kaen, located in northeastern Thailand to manufacture our bags; however, there can be no guarantee that the violence or terrorist activities will not expand to areas where we conduct our operations. At this time, there are no threats or pending threats to the areas where we conduct our operations or where our manufacturers or suppliers are
located.   Any adverse changes to the current economy, political
climate, currency, environment for foreign businesses or security could result in the closure of our business and loss of revenues, which would result in a total loss of your investment.

8. We are subject to the many risks of doing business internationally, including but not limited to the difficulty of enforcing liabilities in foreign jurisdictions.
-----------------------------------------------------------------------
We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we are registered as a foreign corporation doing business in Thailand and are subject to the local laws of Thailand governing investors ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Thai courts having jurisdiction without reexamination of the merits of the case.

Since all of our officers and directors reside outside the United States, substantially all or a portion of the assets of each are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

9. Because we operate in a foreign country, our business is subject to foreign currency fluctuations and risks which could severely impact our revenues and results of operations.
-----------------------------------------------------------------------
We conduct business in a currency other than the U.S. Dollar, however, the Thai Baht has traded in a fairly narrow range over the past several years, so we currently only have limited exposure to exchange rate fluctuations. At some point in the future, the exchange rate could fluctuate substantially more which would cause us exposure to exchange rate risk, as our profits would then be subject to exchange rate fluctuations. Any broad-based regional currency crisis--possibly caused by a revaluation of the Chinese Renminbi-could cause a major shift in the exchange rate, as could a dramatic collapse in the US dollar. If in the future, there are much wider fluctuations in the exchange rate, we would attempt to reduce our transaction and translation gains and losses associated with converting foreign currency into U.S. Dollars by entering into foreign exchange forward contracts to hedge certain transaction and translation exposures.

10. Because we do not currently have any patent or trademark protection for our proposed products, there is no guarantee someone else will not duplicate our ideas and bring them to market before we do or make a better product, either of which could severely limit our proposed sales and revenues.
-----------------------------------------------------------------------
We believe our products to be unique; however, we currently have no patents or trademarks for our products or brand name. As business is established and operations expand, we may seek such protection; however, we currently have no plans to do so. Despite efforts to protect our proprietary rights, such as our brand and product line names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, products, product information and sales mechanics or to obtain and use information that we regard as proprietary, such as the technology used to operate our web site and content. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

RISKS ASSOCIATED WITH THIS OFFERING:
===================================
11. Buying low-priced penny stocks is very risky and speculative. You should carefully consider all of the disclosures in this document before you make a decision to invest in our shares, which are considered to be "penny stocks".
-----------------------------------------------------------------------
The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

12. We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans and you would receive a return of your entire investment.
-----------------------------------------------------------------------
This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. We will hold investment meetings and invite our friends, acquaintances and relatives in an effort to sell the shares to them; however, there is no guarantee that we will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

13. Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.
--------------------------------------------------------------------
There is presently no demand for our common stock. There is presently no public market for the shares being offered in this Prospectus.
While we do intend to apply for quotation in the Over-the-Counter Bulletin Board subsequent to the completion of this offering, assuming it is successful, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

14. You will incur immediate and substantial dilution of the price you pay for your shares.
-----------------------------------------------------------------------
Our existing stockholder acquired her shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in the shares offered herein will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.05 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.026 per share, $.024 less than what you paid for them.

15. We will be holding all proceeds from the offering in a standard bank checking account until all shares are sold and there is no guarantee all of the funds will be used as outlined in this prospectus.
 If the proceeds are not used as proposed to successfully continue our business operations, our plans could fail and you could lose any investment you make in our shares.
----------------------------------------------------------------------
All funds received from the sale of shares in this offering will be deposited into a standard bank checking account at a local bank until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. Since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who might obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held. In addition, there are no mechanisms in place to insure the funds received from the sales of shares in this offering will remain segregated until all shares are sold and/or the offering is terminated. In any such instance, if all the offering proceeds aren't available to us on completion of the offering, we may not be able to successfully implement our business plans and generate revenues, which would result in a loss of any investment you make in our securities.

16. Our officers and directors and their affiliates may continue to exercise significant control over our operations, which means as a minority shareholder, you would have no control over
certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering.
----------------------------------------------------------------
After the completion of this offering, our executive officers and directors will own approximately 48% of our common stock. However, since we only intend to offer the shares to our friends, family members and acquaintances, we may have substantial influence in how those shareholders vote on future corporate matters. These stockholders may have individual interests that are different from other minority stockholders and if they vote with us on proposed matters, we would be able to exercise significant control over all matters requiring stockholder approval, including the election of directors, approval of significant corporate transactions, a change in control of the company or other matters that could affect your ability to ever resell your shares.

                            USE OF PROCEEDS
                            ===============

We have estimated the gross proceeds from this offering to be $55,000, assuming all shares are sold. We expect to disburse the proceeds from this offering in the priority set forth below, during the first 12 months after successful completion of this offering:

Total Proceeds                                   $  55,000
Less: Estimated Offering Expenses                    5,000 (1)
                                                 ---------
Net Proceeds to Us:                              $  50,000
                                                 ---------
Rent and Utilities                                   4,000
Wages and Salaries                                   4,500
Inventory                                           20,000
Advertising and Marketing                           10,000
Office Equipment and Furniture                       2,000
Accounting and Legal                                 2,000
Research and Development                             2,000
Office and Administration                              500
Working Capital                                      5,000
                                                 ---------
Total Net Proceeds                              $   50,000

 (1) We expect our current cash in the bank of $4,995 as of the date of the filing of this registration statement to pay for most of the costs of this offering; however, our officers and directors have agreed to advance any offering expenses we incur prior to completion of the offering in the event the offering is not completed and funds will need to be returned to subscribers. We have not entered into any written agreements with our officers and/or directors and they have agreed to be reimbursed for any such advances only out of funds as and when they are available after successful completion of the offering.

                    DETERMINATION OF OFFERING PRICE
                    -------------------------------
The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.


             DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
             =============================================
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase arises from the discrepancy between the higher purchase price investors in this offering will pay for their shares and the lower book value of the shares held by our existing stockholder.

As of October 31, 2004, the net tangible book value of our shares was $5,000 or approximately $.005 per share, based upon 1,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $55,000, less offering expenses of $5,000, for a total net proceeds to us of $50,000, the net tangible book value of the 2,100,000 shares to be outstanding will be $55,000, or approximately $.026 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (1,000,000 shares) will be increased by $.021 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.024 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.026 per share, reflecting an immediate reduction in the $.05 price per share they paid for their shares.

After completion of the offering, the existing stockholder will own approximately 48% of the total number of shares then outstanding, for which they will have made a cash investment of $5,000, or $.005 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own approximately 52% of the total number of shares then outstanding, for which they will have made a cash investment of $55,000, or $.05 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to October 31, 2004:

Public Offering Price per Share                     $   .05
Net Tangible Book Value Prior to this Offering      $   .005
Net Tangible Book Value After Offering              $   .026
Immediate Dilution per Share to New Investors       $   .024

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing and by new investors in this offering:

                             Total
         Price      Number of       Percent of      Consideration
         Per Share  Shares Held     Ownership       Paid
         ---------  -----------     ----------      -------------
Existing
Stockholder    $ .005         1,000,000           48%       $  5,000

Investors in
This Offering  $  .05         1,100,000           52%       $ 55,000

                         PLAN OF DISTRIBUTION
                         --------------------

Offering Will be Sold by Our Officers and Directors
---------------------------------------------------
This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Dr. Anchana Chayawatana, Prapaipan Chayawatana and Anongnat Chansangachom, our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

   a. None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

   b. None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

   c. None of our officers or directors are, or will be at the time of his participation in the offering, an associated person of a broker-dealer; and
                                     14

   d. All of our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not brokers or dealers, or been associated persons of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs
      (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering
---------------------
The shares will be sold at the fixed price of $.05 per share until the completion of the offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

Deposit of Offering Proceeds
-------------------------------
This is a best efforts, all or none offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $55,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

Procedures and Requirements for Subscription
--------------------------------------------
If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Lam Liang Corp.

When subscribing for shares and signing the Subscription Agreement, purchasers will be acknowledging the following:

1. that he/she/it is financially responsible and able to purchase the Shares;

2. that the investment may be long term and is by its nature speculative;

3. that he/she/it is financially capable of bearing the risk of the investment including, but not limited to, the possibility of complete loss of all his/her/its investment and the lack of a liquid public market, such that he/she/it may not be able to ever liquidate the investment;
                                     15

4. that he/she/it has had substantial experience in business or investments in one or more of the following:

   (i) knowledge of and investment experience with securities, such as stocks and bonds;

  (ii) ownership of interests in new ventures and/or start-up companies;

 (iii) experience in business and financial dealings, and can protect his/her/its own interests in an investment of this nature.

5. that he/she/it has received a copy of the prospectus and has had an opportunity to ask and receive answers to questions concerning the document and its disclosures;

6. that the Units are being acquired solely for his/her/its own account, for investment, and are not being purchased with a view to or for the resale or distribution thereof and that he/she/it has no present plans to enter into any contract, undertaking, agreement or arrangement for resale or distribution of the shares.

Potential purchasers should note that signing subscription agreements and making the representations listed above does not relieve us of our obligations under the Securities Act or any other laws, rules or regulations.

                            LEGAL  PROCEEDINGS
                            ==================

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.


         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
         ============================================================

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our officers and directors and the officers and directors of our subsidiary are set forth below:

Name and Address                 Age             Position(s)
----------------                 ---              ---------------------
Dr. Anchana Chayawatana (1)      29              President, CEO and
#2202 The Lakes                                  Chairman of the Board
123 Rachadapisek Road
Bangkok 10110 Thailand

Prapaipan Chayawatana (1)        57              Treasurer, CFO,
295/42 Ngarmwongwan 23 Road                      Principal Accounting
Nonthaburi 11000 Thailand                        Officer and Director

Anongnat Chansangachom           28              Secretary and Director
458/35 Sukhumvit Road
Samut Parakarn 10280 Thailand

(1)  Dr. Anchana Chayawatana is the daughter of Prapaipan
        Chayawatana.

The persons named above have held their offices/positions since inception of our Company and are expected to hold said offices/ positions until the next annual meeting of our stockholders. The officers and directors are our only officers, directors, promoters and control persons.

 Alan Teegardin, a principal of Resident Agents of Nevada, Inc., a company that forms Nevada corporations, was the original Incorporator, one of the officers and directors and the principal shareholder of our Company. Dr. Chayawatana, an officer and director of our Company, found Resident Agents of Nevada, Inc. through their website located at www.nevada.org. As a principal of Resident Agents of Nevada, Inc., Mr. Teegardin is an Incorporator of many companies, both publicly traded and privately held, and is sometimes the initial officer and director on some of the corporations he forms. On November 19, 2004, Mr. Teegardin resigned as an officer and director of our Company.

Mr. Teegardin has never been involved in our business operations, other than incorporation activities in the State of Nevada. Resident Agents of Nevada, Inc. has formed over 5,000 corporations in the State of Nevada.

Background Information about Our Officers and Directors
-------------------------------------------------------
Dr. Anchana Chayawatana has been President, CEO and Chairman of the Board of Directors of the Company and the sole officer and director of our subsidiary, Maha San Lam Liang Co. Ltd., a privately owned Thai corporation, since inception of both companies. From April 1998 to the present, she has practiced dentistry at President Park Dental Care, a private dental clinic in Bangkok, Thailand. From January 2003 to the present, she has practiced dentistry at Bangkok Smile, a private dental clinic in Bangkok, Thailand. From December 2002 to June 2004, she practiced dentistry at Silom Dental Clinic, a private dental clinic in Bangkok, Thailand. From February 2000 to December 13, 2002, she was an officer, director and principal shareholder of DrGoodTeeth.com, a Nevada corporation operating an online dental resource website business, which was a public reporting company that voluntarily filed a Form 10-SB under SEC File No. 000-31547 subject to the Exchange Act of 1934. The company's business plans were unsuccessful as Dr. Chayawatana was unable to devote the time needed due to her attendance in England while obtaining her graduate degree. As a result, the company was merged and changed its name to American Oil & Gas Inc. and Dr. Chayawatana resigned in December 2002. From April 1998 to September 2001, she was the head of the Dental Department at Sri Vichai 3 Hospital in Samut Sakorn, Thailand. Dr. Chayawatana attended Mahidol University in Bangkok, Thailand and received a Doctor of Dental Science degree in 1998. She attended Eastman Dental Institute at the University College London in London, England and received a Master of Science degree with distinction in Prosthetic Dentistry in 2002. She is a certified Dentist in Thailand and is a member of the Dental Council of
Thailand and the Thai Prosthodontic Association.   Dr. Chayawatana
devotes 15-20 hours per week to our business.

Prapaipan Chayawatana has been the Treasurer, CFO, Principal Accounting Officer and a Director of our company since November 19, 2004. She has been a housewife for the last 30 years. From March 1995 to December 1996, she was on the editorial staff of Krua Magazine, a Thai magazine that specializes in food and cooking. She has been an avid seamstress, designing clothes for over 40 years. Mrs. Chayawatana attended Srinakarin Viroj University in Bangkok, Thailand and received a Bachelor of Education degree in 1972. She also received a Bachelor of Nutrition degree from Sukhothai Phammatiraj University, in Bangkok, Thailand in 1985. Mrs. Chayawatan devotes full time to our business. Anongnat Chansangachom has been the Secretary and a Director of our company since November 19, 2004. From September 2004 to the present, she has worked in marketing and administration for In House Dental Art Co. Ltd., a dental lab in Bangkok, Thailand. From June 2002 to August 2004, she was the Office Manager for President Park Dental Care, a private dental clinic in Bangkok, Thailand. From October 2002 to November 2003, she worked part-time as a dental assistant at Boonsong Dental Clinic, a private dental clinic in Samut Prakarn, Thailand.
From November 1997 to September 2002, she was Vice President of Asia Part Co. Ltd., a manufacturer of bicycle parts in Samut Prakarn, Thailand; her duties with Asia Part Co., Lt. included bookkeeping, purchasing of raw materials, marketing, shipping and general administration. Ms. Chansangachom attended Sri Patum University in Bangkok, Thailand and received a Bachelor degree in Communication Arts, majoring in Advertising, in 1997. She also received a Certificate in Accounting from Kasem Polytechnique School in Bangkok, Thailand in 1993. Ms. Shansangachom devotes approximately 5 hours per week to our business.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

                           EXECUTIVE COMPENSATION
                           ----------------------
Currently, none of our officers and/or directors are being compensated for their services during the development stage of our business operations. The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

In addition, none of our officers, directors or employees are party to any employment agreements.

-----------------------------------------------------------------------
                         SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------
                          Annual Compensation         Long-Term Comp.
                                                     Awards    Payouts
Name and                      Wages/  Other  Annual
Position(s)            Year   Salary  Bonus  Comp.
-----------------------------------------------------------------------
Anchana Chayawatana    2004    $  0    None   None     None      None
President, CEO,
and Director

Prapaipan Chayawatana  2004    $  0    None   None     None      None
Treasurer, CFO,
Principal Accounting
Officer and Director

Anongnat Chansangachom 2004   $  0     None   None      None      None
Secretary and Director
-----------------------------------------------------------------------

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        ==============================================================

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address          No. of      No. of          Percentage
Beneficial                Shares      Shares         of Ownership
Owner                     Before      After       Before       After
                          Offering    Offering    Offering    Offering
-----------------------   ---------   --------    --------------------
Anchana Chayawatana       1,000,000   1,000,000    100%         48%
#2202 The Lakes
123 Rachadapisek Road
Bangkok 10110 Thailand
---------------------
All Officers and
Directors as a Group      1,000,000   1,000,000    100%         48%

Lam Liang Corp. owns 99.94% (9,994 shares) of our subsidiary, Maha
San Lam Liang Co. Ltd., a privately owned Thai corporation. Pursuant to the rules of the Thai Civil and Commercial Code, Section 1097, any seven or more persons may, by subscribing their names to a memorandum and otherwise complying with the provisions of the Code, form a limited Thai company. As a result, the other .06% (6 shares) of the subsidiary are owned by six unrelated third parties who are friends and acquaintances of Dr. Chayawatana and who each own .01% or 1 share of the 10,000 total shares issued and outstanding.

Future Sales by Existing Stockholder
-------------------------------------
A total of 1,000,000 shares have been issued to our existing stockholder, who is an officer and director, and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our existing stockholder does not have any existing plans to sell her shares at any time after this offering is complete.

                      DESCRIPTION OF SECURITIES
                      =========================
Common Stock
------------
Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting
---------------------
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own approximately 48% of our outstanding shares and the purchasers in this offering will own 52%.

Cash Dividends
--------------
As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                           INDEMNIFICATION
                           ===============

Pursuant to certain provisions of our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


                      DESCRIPTION OF OUR BUSINESS
                      ---------------------------
General Information
-------------------
Lam Liang Corp. was incorporated in the State of Nevada on October 12, 2004. We were formed to design, produce and sell fashionable computer laptop cases for women. In November, 2004, we acquired 99.94% ownership in a privately-held company, registered under the laws of Thailand under the name of Maha San Lam Liang Co. Ltd. The company was formed and registered in Thailand on November 5, 2004 by Dr. Anchana Chayawatana and she is the sole officer and director of the company. The company was formed to conduct our business operations in Thailand and on November 19, 2004, Dr. Anchana Chayawatana assigned all of her right, title and interest in and to the corporation, totaling 99.94% to us in exchange for $1,300 in cash, the cost of the Thai incorporation fees.

We are still in the development stage; have limited business operations; and have generated no revenues. In October 2004, we were issued an opinion by our auditors that raises substantial doubt about our ability to continue as a going concern based on our current financial position.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on our company within the United States. In addition, we are indirectly registered as a foreign corporation, through our majority owned subsidiary, doing business in Thailand and are subject to the local laws of Thailand governing investors ability to bring actions in foreign courts and enforcing liabilities against a foreign private issuers, or any person, pursuant to U.S. and Thai securities laws.

Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Thai courts having jurisdiction without reexamination of the merits of the case.

Since all of our officers and directors reside outside the United States, substantially all or a portion of the assets of each are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised that, based on the political climate in Thailand, there is doubt as to the enforceability of judgments obtained in U.S. Courts.

Principal Products and Markets
------------------------------
Our principal products will be fashion laptop computer bags that are currently being designed. We plan to manufacture, market, distribute and sell the products through our subsidiary, Maha San Lam Liang Co. Ltd., under the Lam Liang brand name. We plan to initially sell our bags in Thailand and through an online internet store. We intend to sell exclusively women's styles. Lam Liang brand bags will be made with high quality materials from Thailand and will be hand finished.

Our initial product line is being designed by our President, Dr. Anchana Chayawatana, with assistance from a personal friend of hers who is a designer, Yingsak Petchsut. We have no written agreements with Mr. Petchsut, nor any formal agreement to pay him for his services or assistance. Informally, Dr. Chayawatana has agreed to pay him $250 US for each design that we use and send to production.

Although we will operate in a highly competitive market, we are hopeful we will be able to successfully compete in the industry with our proposed high quality bags and designs geared specifically to fashion conscious female professionals.

Lam Liang brand bag designs will be based on both classic styles and current trends. We have established these trends and styles based on research we have performed by watching the cable television Fashion Channel, which covers the latest fashion tends and designs from around the world that are appearing in retail stores for sale to the public. In addition, we have researched several fashion magazines, such as Vogue, which illustrates upcoming fashion trends, colors and patterns. We intend to design them so they will be stylish and elegant, yet versatile enough to be functional for all a professional women's needs. Our proposed bag designs will be oversized, yet appear sleek so that they can carry a woman's daily essentials, together with her computer laptop without looking like a laptop computer bag. Our bags are currently being designed based on four main concepts: colors and patterns, quality of materials and construction, functionality and ease of use, and finally, comfort.

Our bags are being designed using the latest colors and patterns for the current and upcoming seasons, in an effort to make them attractive and appealing to women seeking to be fashionable and
stylish in their accessorizing.   We  intend to  line our
bags with high quality light colored solids or patterns to make it easier to find items inside quickly. We intend to use durable materials like canvas for our outer shell, so our proposed bags will withstand wear and tear and endure the added weight of a laptop computer. Canvas is lightweight, yet strong, stain and water resistant and has been known to be long lasting. We intend to use a variety of different leathers for the handles and trim and a variety of magnetic fasteners, zippers and clasps for closures. We don't believe the materials we use will differ from those being used by our proposed competitors; however, we intend to hand finish and top-stitch many of our proposed bags to create unique and different designs than are currently seen in the market today. As labor costs are very low in Thailand, hand finishing will be relatively inexpensive and will not impact our proposed costs of production in any substantial way.

We intend to design a removable compartment for a computer laptop so that the computer can be carried separately. That compartment will be made from the same high quality materials, but will also be padded to ensure the security of the laptop computer during transit. Our bags will contain many separate compartments so that the contents of the bag will be neatly organized and easily accessible. Depending on the model, there may be separate compartments for the laptop computer, cosmetics, a cellular phone, a personal daily assistant
(PDA), keys, a pen, and travel documents or identification cards and papers.

Our bags are being designed ergonomically so that the shape of the bag will flow with a woman's movements. We intend to use comfortable yet durable fabrics so that the feel of the bag is softer against the body. Our bags are being designed so that the shoulder straps will distribute the weight over a greater area making it less noticeable and causing less physical stress. Our ergonomic designs will be accomplished through testing we intend to do ourselves. We intend to design our shoulder straps to be wider than those currently offered to allow a more secure and comfortable weight distribution on the shoulders. We also intend to have our officers and directors use and test each prototype bag before it is put into production to ensure it meets the "comfort" level we are striving for.

We plan to update our product offerings twice a year while retaining our top selling models as well. We intend to update our product line based on the fall/winter and spring/summer fashion seasons to keep up with the latest trends and styles in fashion.
bags market.

We are confident in the quality of our proposed products and will offer a one year warranty on parts and labor with all of our bags. Customers who buy from a retailer will return their bag to where they purchased it and the retailer will then return it to us to either be repaired or replaced. Customers who buy from our online store will be required to cover shipping charges to send it back to us and have it returned to them.

Price Range of Products
-----------------------
We intend to initially price our proposed products between $150-$250 US. This price is comparable to computer bags and accessories which are currently available in the market. Most of the bags currently on the market are black or brown leather, suede or vinyl and are designed only for computer or work products. In local research we conducted among our friends and acquaintances, our proposed bags were well received at our proposed prices.

Marketing and  Distribution
---------------------------
We initially plan to market and distribute  our proposed
Lam Liang brand bags in Thailand and through an online internet store.

We initially plan to wholesale our proposed bags to trend-conscious stores, high-end boutiques and department stores in Thailand. Once we have our initial sample line of products developed, we intend to have Anongnat Chansangachom, one of our directors, directly contact and market our proposed products to boutique shops and department stores in Thailand. In approximately April 2005, we intend to hire a General Manager to oversee our business operations and to establish an advertising campaign in local magazines. In addition, we will attempt to have newspaper articles written about our products once we are in production and have samples to photograph and promote.

We intend to promote our website through local print advertising, as well as through regional internet marketing; however, we have not yet contracted any internet marketing firms at this time to implement any such campaign. We are currently finishing the design of our proposed initial products. Once we have completed our ergonomic testing and, if necessary, redesigned the initial product line, we will have several of each produced for use in our marketing efforts. Our officers and directors will also each use the bags in their day-to-day business and travel to promote and market our brand name and proposed products.

We are also planning to attend and exhibit our proposed products at the Bangkok International Gift and Houseware Fair (BIG) in April and
October 2005.

Once we start to become better known and our brand name becomes recognizable, we hope to be able to expand our sales into the United States and internationally by attending industry and trade shows and by entering into sales agency or distribution agreements with independent agents, each of whom would be granted the exclusive right to market and sell Lam Liang brand bags in a specific territory.

Website Design and Development
-----------------------------
 Dr. Chayawatana, our President, is currently designing our website with the assistance of some personal friends who are web designers and who have offered to program and design the site as a personal favor at no cost to us. The website will be programmed and hosted only in English to service all international markets. Even though we initially intend for our first site to be used by consumers in Thailand, due to the target audience of professional women, we feel our prospective customers will be fluent in English, as are most Thai business women, so we don't feel there is a need to program the site in any other languages.

We have registered the domain name lamliang.com and engaged the services of godaddy.com to register our domain name and host our website. There will be no charge for the web hosting of www.lamliang.com while it is under construction. Once we complete the design and publish our website, we will pay godaddy.com an annual fee of approximately $133 for web hosting and the shopping cart software we will require to accommodate secure online sales.

Once we have completed the design of several bags for our initial inventory, we intend to photograph them for publication and sale on our website.

Initially, we intend to fulfill all internet customer orders from our office in Bangkok, Thailand. We will pack the items and deliver them via Thailand Parcel Post Service or other shipping company for distribution to consumers. We are committed to shipping accurate orders, efficiently and in a timely manner. Based on information we received from the staff at Thailand Post, the estimated delivery time is currently three to five business days from the date of the receipt of order for domestic orders and ten to fifteen business days for international orders. If we receive a substantial order, the manufacturing and delivery time could be longer and we would contact the customer to discuss the order and approximate delivery date and method. We will charge each customer in advance for the shipping costs associated with the order. Thailand Post has advised that the costs for domestic delivery will be approximately $8 for orders shipped within Asia; approximately $10 for orders shipped to Europe; and approximately $12 for orders shipped to North America. These estimates are only approximate costs based on approximate weight, which is currently unknown until our proposed products are manufactured and weighed for actual weight of each. In addition, the estimates are based on one bag per order, so orders with multiple bags would incur greater shipping charges.

Customer Service
----------------
The typical shopping experience at our online store will begin with the search for products that meet specific needs, including the ordering process and will extend through product delivery and post-purchase support. We believe that the ability to accurately fulfill orders, ship products quickly to a customer's door and efficiently handle customer inquiries is as important to customer satisfaction as a superior product selection. We believe that a high level of customer service and support is critical to retaining and expanding a reliable, repeat customer base and for establishing and maintaining a trusted brand name. Accordingly, while we currently do not have the financial resources, or the need to employ any customer service personnel, we do intend to develop a stringent customer service policy. Once we commence sales, management will be available by phone or via e-mail, from 9:00 a.m. to 5:00 p.m., local Bangkok time, Monday through Friday, and
during non-business hours via voicemail.   The General Manager whom we
will be hiring in April to oversee our operations and manage our offices will be responsible for all customer service. We will provide order and shipping confirmations (with tracking numbers) or notifications of out-of-stock items to customers via email. We are dedicated to providing superior customer satisfaction to secure repeat customers.

Money-Back Guarantee
--------------------
As an incentive to purchase and try our proposed bags, we will unconditionally guarantee all unused or defective merchandise for a period of 7 days from the receipt of shipment. If a customer is not completely satisfied with a purchase, he/she may return any unused or defective merchandise for a prompt refund. In addition, as a further purchase incentive, we will pay all shipping and handling charges on return merchandise.

Sources and Availability of Raw Materials
-----------------------------------------
We currently plan to purchase all of our materials including fabric, thread, zippers and fasteners from both Watanaporn Panich and World Leather Center Co. Ltd., both located in Bangkok, Thailand. We will choose the materials we want to use and then have our manufacturer purchase the materials on our behalf and bill us together with their manufacturing costs, a customary business practice in Thailand. We do not currently have any long-term agreements in place for the supply of our fabric, thread or other raw materials, but we have chosen some materials for our initial sample inventory. Although we plan to choose only high quality materials in the manufacture of our proposed bags, they are readily available from a large number of suppliers in Thailand and abroad. We will continually source new materials from other suppliers who may produce different materials, materials of higher quality or similar materials that are lower priced.

Manufacturing
-------------
We plan to outsource all of our manufacturing to a third party Currently, we plan to use the services of one contract manufacturer, Fabric Bag Group of Khon Kaen, Thailand, to make our proposed products ; however, once we have completed a few designs, we intend to engage one or two local manufacturers to bid on and make our samples. At that time, we will decide whose services we will engage and will enter into a written agreement with that party to manufacture our products. We have been in preliminary discussions with Fabric Bag Group regarding the production, whereby they would purchase the fabric and sew and finish our products to our design and other specifications. This will enable us to manufacture our bags without requiring a large amount of working capital. We will inspect the fabrics and the finished goods prior to shipping them as part of our quality control program. We plan to continue to outsource all of our production indefinitely.

Further, we recognize that, as we grow, we will require additional contractors to manufacturing our bags and are currently seeking additional manufacturing sources to produce samples for us.

Competition
-----------
The fashion industry is intensely competitive and fragmented. We will compete against other small companies like ours, as well as large companies that have a similar business and large marketing companies, importers and distributors that sell products similar to or competitive with our proposed product line . Examples of companies with whom we compete include Marka, Tumi, Crumpler, Fashion Travelwares,
Case Closed, Briggs & Riley and Samsonite.   We believe  Marka
will be our main competitor, as they are the only company we have found that exclusively makes laptop computer bags for the fashion conscious woman that demands style, as well as functionality. They, too, have only recently commenced operations so they do not, as of yet, have a foothold into this market niche. We believe the competition in the industry in which we intend to do business will be based primarily on style, with price a secondary consideration. We feel that our target market will be less price sensitive than they will be fashion conscious since we will be targeting working professional women. Our opinions are based solely on responses we have received from female friends, business and professional acquaintances and associates of our officers and directors whom we polled about the possible purchase of our proposed products.

We believe that our competitive strengths will consist of the detailing of the design, the quality of the materials and most importantly, the uniqueness of our proposed products. Although there are many companies that produce laptop computer bags, most of their products are geared towards functionality and not fashionable design. While conducting our research we were unable to find many products geared directly to our potential target market, but could only find one company that specialized in producing fashionable laptop computer bags for women. Generally speaking, the good quality laptop computer bags market, which is where we plan to sell our proposed products, ranges from $99 to $465 and designer label bags such as Gucci, Prada or Louis Vuitton range from $590 to $2,130. Our main competitor, Marka, has its bags priced in the $355 to $465 range. We believe that our proposed price range of $150 to $250 will provide superior value for the design and quality of of our proposed Lam Liang brand bags.

Patents and Trademarks
----------------------
We currently have no patents or trademarks for our proposed products or brand name; however, as business is established and operations expand, we may seek such protection.

Government and Industry Regulation
----------------------------------
We do not require any government approval for the manufacture or distribution of any of our intended products in Thailand , as we will be engaging the services of a licensed manufacturing company to make our proposed products. If we are successful in our local marketing and sales efforts and decide to expand internationally, we will need to apply for export licenses. An export license is a relatively simple process in Thailand and only takes a few days to process at a cost of approximately $125. We currently do not intend to apply for an export license until approximately September 2005 when we expect our website and product line to be complete and we have established local sales in Thailand and our brand name.

We are subject to regulation by the World Trade Organization. Generally, these international trade agreements benefit our business rather than burden it because they tend to reduce trade quotas, duties, taxes and similar impositions. However, these trade agreements may also impose restrictions that could have an adverse impact on our business, by limiting the countries where we might market and sell our products. Also, regulations in individual countries that we plan to export our products to could always adversely change for us by imposing or increasing quotas, duties and taxes, limiting the amount of products we can export to their country or making our goods less competitive compared to products exported from other countries.

Once we start to export our bags we will also have to ensure that we comply with labeling and advertising regulations imposed by each
country that we intend to export our products to.   Because we do
not intend to implement an export program until September 2005 or until we have established local sales and begun generating revenues, we have not yet researched the process and costs of compliance with any such regulations.

Research and Development Activities
------------------------------------
Our officers and directors have devoted substantial time researching competitive products and materials and designing our proposed bags; however, we have not spent any funds on research and development activities to date. We do not currently have a formal research and development program, but we plan to continue to develop new products every six months for the fall/winter and spring/summer fashion seasons.

Employees and Employment Agreements
-----------------------------------
We currently have three employees, all of which are our executive officers, namely, Dr. Anchana Chayawatana, Prapaipan Chayawatana and Anongnat Chansangachom. Prapaipan Chayawatana devotes full time to our business and currently is responsible for sourcing suppliers for materials and contract manufacturers to produce our bags. Dr. Anchana Chayawatana devotes part time or approximately 15-20 hours a week on company organization, laying out future marketing and sales plans and designing our products. Anongnat Chansangachom devotes part time or approximately 5 hours per week to administration and will be involved in marketing and sales in the future.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
          =========================================================
We have generated no revenues since inception and have incurred no expenses at October 31, 2004, our fiscal year end.

The following table provides selected financial data about our company for the period from the date of incorporation through October 31, 2004. For detailed financial information, see the audited financial statements included in this prospectus.

                 Balance Sheet Data:                10/31/04
                 -------------------------       -------------
                 Cash                            $      4,995
                 Total assets                    $      4,995
                 Total liabilities               $          0
                 Stockholders' equity            $      4,995

We expect our current cash in the bank, plus revenues we expect to generate from sales of our proposed products, as well as the monies we will receive assuming completion of this offering, to satisfy our cash requirements for at least the next 12 months.

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought.

To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so.

Plan of Operation
-----------------
Proposed Milestones to Implement Business Operations:
-----------------------------------------------------
The following criteria for the milestones are based on estimates derived from research and marketing data accumulated by our directors. They are estimates only. The number of employees, number of initial bags we plan to have manufactured for our inventory and the other projected milestones are approximations only and subject to adjustment based on costs and needs.

January/February 2005:
----------------------
We will produce the design, choose the materials and have our contracted manufacturer make a prototype of our first model. We will then make whatever changes are necessary to the prototype, as well as any improvements to our bag and create a final prototype of our first model which we will then have our contracted manufacturer produce for us. We will use this design as our first model to put into production once this offering is complete and the funding is in place. Dr. Anchana Chayawatana will produce the design in conjunction with our designer, Yingsak Petchsut. The cost for each design we take to production will be $250 based on a verbal agreement with Mr. Petchsut. We estimate the cost of production of the first prototype in two different sizes will be approximately $100.

February/March 2005:
-------------------
We will produce the design, choose the materials and have our contracted manufacturer make a prototype of our second model. We will then make whatever changes are necessary as well as any improvements to our bag and create a final prototype for this model which we will then have our contracted manufacturer produce for us. We will use this design as our second model to put into production. Our first line of bags will include 2 different models in 2 different sizes. Each size will be designed to accommodate either a 12 inch or 15 inch laptop
computer.   Dr. Anchana Whayawatana will produce the second design in
conjunction with our designer, Yingsak petchsut. The cost for the design used will be $250 and we estimate the cost of production for the second prototype in two different sizes will be approximately $100.

                                     29
April 2005:
----------
We will hire a General Manager who will be responsible for many aspects of our operation, from administration to sales. We will also rent office space to operate out of. We will produce our first batch of bags with a total of 200 bags, 50 bags for each size of each model.

These bags will be for samples and to fulfill small orders to local stores and for internet sales. We will host a booth at the Bangkok International Gift and Houseware Fair (BIG) held at Impact Arena in Bangkok, Thaiand from April 19 to April 24. All of our officers and our General Manager will be present at the trade show at various times. The cost of hosting a booth at this show is approximately $2,000. We will also start an advertising campaign in local magazines and will attempt to have some articles written on our products through personal connections of Dr. Chayawatana. We have budgeted $3,500 for a local advertising campaign at this time. We also plan to launch our website at www.lamliang.com. Dr. Chayawatana will be responsible for overseeing the website launch and there is no cost associated with the development, which is being conducted by Dr. Chayawatana with the assistance of some of her personal friends who are web developers at no cost to us. We intend to begin selling products and generating revenues during this phase. We plan to pay our General Manager 15,000 baht per month, or approximately $400 US per month. This is comparable to similar positions in Thailand, as the minimum wage earner makes approximately 4,000 baht per month, or $100 US per month.

May 2005:
---------
We will aggressively start an ongoing sales campaign to wholesale our bags targeting trendy and fashionable upper class stores and department stores. Anongnat Chansangachom and our General Manager will establish our sales campaigns and will perform all direct sales. We currently estimate there will be no costs involved to contact and visit local Thai boutiques and retail department stores, other than transportation and other out-of-pocket expenses incurred by Anongnat Chansangachom and our General Manager.

August/September 2005:
---------------------
We will design, test and produce our fall/winter line of bags. We plan to have 3 different styles to choose from that will come in 2 different sizes, each to accommodate both 12 inch and 15 inch model laptop computers. Dr. Anchana Chayawatana will produce the designs in conjunction with our designer, Yingsak Petchsut. We estimate the costs for the designs will be $750, based on 3 styles at $250 each to Mr. Petchsut. We estimate the cost to produce the new prototypes will be less than $300. During this phase, we also intend to apply for our export license from the Thai government. The current cost of the export license is $125.

October 2005:
------------
We will host a booth at the Bangkok International Gift and Houseware Fair (BIG) held at Impact Arena in Bangkok, Thailand from October 17 to October 22. We will begin exporting our products starting with the launch of our fall/winter line and will seek companies to export to or act as distributors or representatives for our products. We will look for exposure for our export sales at the BIG Fair. All of our officers and our General Manager will be present at the trade show at various times. The cost of hosting a booth at this trade show is approximately $2,000.

November 2005:
-------------
We hope to participate in the Elle Fashion Week held in Bangkok, Thailand either by some form of sponsorship or by displaying our
product line at one of the events held during the Week.   Dr.
Chayawatana and our General Manager will make arrangements for the show. The cost is unknown at this time, so we are not yet sure if we will be able to participate.


 Dr. Chayawatana, an officer and director, intends to advance funds to the Company at no interest on an as needed basis to complete the milestones, until such time as we have raised the funds and closed the offering, or revenues are generated through sales.


                        DESCRIPTION OF PROPERTY
                        =======================

We do not currently own any property. We are currently operating out of the premises of our President on a rent free basis while we are in the organizational stage. We have reserved an office and are currently in the process of negotiating and signing the lease with the lease term to commence March 1, 2005 for a term of one year, with a renewal option for a further one year at the end of the term. The office is located at Unico House (Unit 12D/1) 12th Floor, 29/1 Soi Langsuan, Ploenchit Road, Bangkok 10330 Thailand. The office space consists of approximately 430 sq. ft. and consists of two rooms, one of which is an office and the other which we will use as a reception area and showroom for our bags. The monthly rent is approximately $280 US not including utilities.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ==============================================

On October 12, 2004, 1,000,000 shares of common stock were issued to Alan Teegardin, an officer and director, in exchange for $5,000, or $.005 per share. On November 19, 2004 Alan Teegardin transferred 1,000,000 shares to Dr. Anchana Chayawatana an officer and director, in exchange for the $5,000 or $.005 per share that he paid for the shares on October 12, 2004. In addition, Mr. Teegardin resigned as an officer and director of our company on November 19, 2004.

Dr. Anchana Chayawatana, an officer and director, is the daughter of Prapaipan Chayawatana an officer and director. Dr. Anchana Chayawatana, Prapaipan Chayawatana and Anongnat Chansangachom are the only officers, directors, promoters and affiliates of our company and Dr. Anchana Chayawatana is the only officer and director of our subsidiary.

          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
          ========================================================

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact an authorized OTCBB market maker to sponsor an application to have our common stock listed for quotation on the Over-the-Counter Bulletin Board; however, we have not yet made or attempted to establish any such contact.

Penny Stock Rules
-----------------
The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions;

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-  the bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M
------------
Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction.

Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering. In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

Reports
-------
We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent
--------------------
The stock transfer agent for our securities is Holladay Stock Transfer, 2939 N. 67th Place, Scottsdale, Arizona 85251, telephone (480) 481-3940.
                         EXPERTS AND LEGAL COUNSEL
                         =========================

Our consolidated financial statement for the period from inception to October 31, 2004, included in this prospectus, have been audited by Clyde Bailey, P.C., an independent certified public accountant. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The law offices of Lewis, Kessler & Kelsch, 3406 American River Drive, Sacramento, California 95864 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

                         AVAILABLE  INFORMATION
                         ======================

We have filed this registration statement on Form SB-2, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of this registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-KSB, 10-QSB and 8-KSB, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                           FINANCIAL  STATEMENTS
                           =====================

Our fiscal year end is October 31. We intend to provide audited financial statements to our stockholders on an annual basis, prepared by an Independent Certified Public Accountant, in our annual reports. Our audited financial statements for the period from inception to October 31, 2004, immediately follow.
















































                                        35



CLYDE BAILEY P.C.
-----------------------------------------------------------------------
                                      Certified Public Accountant
                                         10924 Vance Jackson #404
                                         San Antonio, Texas 78230
                                    (888) 699-1287 (210) 699-1287
                           Member:    American Institute of CPA's
                                           Texas Society of CPA's
Board of Directors
Lam Liang Corp.

 REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We have audited the balance sheet of Lam Liang Corp. (a development stage company) as at October 31, 2004 and the statements of operations, cash flows, and stockholders' equity for the period from October 12, 2004 (date of inception) to October 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as valuating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 2004 and the results of its operations and its cash flows for the period from October 12, 2004 (date of inception) to October 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its business activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Clyde Bailey P.C.
San Antonio, Texas
November 24, 2004



                                      36










                          Lam Liang Corp.
                 (A Development Stage Enterprise)
                          Balance Sheet
                     As of October 31, 2004

                           A S S E T S
Current Assets
--------------
  Cash at bank                             $  4,995
                                           --------
Total Current Assets                       $  4,995
                                           --------
Total  Assets                              $  4,995
                                           ========

                      L I A B I L I T I E S

Current Liabilities
-------------------
  Accrued Expenses                         $      -
                                           --------
Total Current Liabilities                  $      -
                                           --------
Total Liabilities                          $      -


            S T O C K H O L D E R S '    E Q U I T Y

Common Stock
75,000,000 authorized shares,
par value $.001
1,000,000 shares issued and outstanding    $  1,000

Additional Paid-in-Capital                 $  4,000

Accumulated Comprehensive Loss             $     (5)
                                           --------
Deficit accumulated during the
development stage                          $      -
                                           --------
Total Stockholders' Equity                 $  4,995
                                           --------
Total Liabilities and Stockholders' Equity $  4,995
                                           ========


        See accompanying notes to Financial Statements.



                                     37


                            Lam Liang Corp.
                   (A Development Stage Enterprise)
                       Statement of Operations

                                               From Inception
                                              (October 12, 2004)
                                                      to
                                               October 31, 2004
                                               ----------------
Revenues:
--------
Revenues                                           $        -
                                                   ----------
Total Revenues                                              -

Expenses:
---------
Office and Administration                                   -
                                                   ----------
Total Expenses                                              -
                                                   ----------
Net loss from Operations                                    -

Other Income and Expenses:
-------------------------
Loss from Currency Transaction                              -
                                                   ----------
Net Loss before Taxes                                       -

Provision for Income Taxes:
--------------------------
Income Tax Benefit
                                                   ----------
Net Income (Loss)                                  $        -
                                                   ==========

Basic and Diluted Earnings Per Common Share        $        -

Weighted Average number of Common Shares           1,000,000
used in per share calculations


         See accompanying notes to Financial Statements.


                                    38


                            Lam Liang Corp.
                    (A Development Stage Enterprise)
                   Statement of Stockholders' Equity
                        As of October 31, 2004

                                          Accumulated
                                          Deficit During
                        $0.001   Paid-In  Development     Stockholders'
               Shares  Par Value Capital  Stage           Equity
               ------  --------- -------  --------------  ------------
Balance,
October 12,
2004             -     $     -   $    -    $      -       $       -

Stock issued for
Cash -October
12, 2004     1,000,000  1,000      4,000           -          5,000

Foreign
Currency
Translation
Adjustment          -       -          -          (5)           (5)

Net Income
(Loss)              -       -          -           -             -
             --------   -----    -------   ---------      --------
Balance,
October 31,
2004         1,000,000  $1,000   $ 4,000    $     (5)     $  4,995
             =========  ======   =======    ========      ========















               See accompanying notes to Financial Statements.


                                   39


                             Lam Liang Corp.
                 (A Development Stage Enterprise)
                      Statement of Cash Flows

                                            From Inception
                                          (October 12, 2004)
                                                  to
                                           October 31, 2004
                                           ----------------
Cash Flows from Operating Activities:
------------------------------------
Net Income (Loss)                              $      -
Foreign Currency Loss                          $     (5)
                                               --------
Net Cash Provided from Operating Activities          (5)

Cash Flows from Investing Activities:
------------------------------------
Acquisition of Subsidiary                      $      -
                                               --------
Net Cash Used in Investing Activities                 -

Cash Flows from Financing Activities:
------------------------------------
Sales of Common Stock                          $  5,000
                                               --------
Net Cash Provided from Financing Activities       5,000
                                               --------
Net Increase in Cash                              4,995
                                               --------
Cash Balance,  Begin Period                    $      -
                                               --------
Cash Balance,  End Period                      $  4,995
                                               ========

Supplemental Disclosures:
------------------------
Cash Paid for interest                         $      -
Cash Paid for income taxes                     $      -


        See accompanying notes to Financial Statements.



                                40


                          LAM LIANG CORP.
                   (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS
                         OCTOBER 31, 2004
                      (Stated in U.S. Dollars)


1. NATURE AND CONTINUANCE OF OPERATIONS
---------------------------------------
Lam Liang Corp. (the "Company") was incorporated in the State of Nevada, United States of America, on October 12, 2004 under the Nevada Revised Statutes, Chapter 78, Private Companies. The Company's office is located in Bangkok, Thailand. The Company is in its development stage and to date its activities have been limited to initial organization and capital formation. These financial statements have been prepared on a going concern basis. The Company has working capital of $4,995, and has accumulated a deficit of $0 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management plans to continue to provide for the Company's capital needs during the year by the issuance of common stock and related party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a) Development Stage Company

The Company complies with the Statement of Financial Accounting Standards ("SFAS") No. 7 and the Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.



                                 41





                         LAM LIANG CORP.
               (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS
                      OCTOBER 31, 2004
                 (Stated in U.S. Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------
b) Foreign Currency Translation

The Company's functional currency is in Thai baht as substantially all of the Company's operations are in Thailand. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with the SFAS No. 52 - "Foreign Currency Translation". Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the period end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the comprehensive income account in stockholder's equity, if applicable. Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction rate. Any exchange gains and losses are included in other items on the statement of operations.

c) Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with SFAS No. 128 - "Earnings Per Share". Basic loss per share is computed using the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company generated net losses in the period presented, the basic and diluted loss per share is the same, as any exercise of options or warrants would be anti-dilutive.






                                     42



                            LAM LIANG CORP.
                    (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS
                          OCTOBER 31, 2004
                      (Stated in U.S. Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------
d) Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 - "Accounting for Income Taxes". This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

e) Fair Value of Financial Instruments

The carrying value of the Company's financial instruments consisting of cash, and accounts payable and accrued liabilities, approximate their carrying value due to the short term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

f) New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted, could have a material effect on the accompanying financial statements.

g) Revenue Recognition

The Company recognizes revenues in accordance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements (SAB 101). The Company designs, outsources manufacturing and sells its own line of laptop computer bags. Revenue from such product sales is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectibility is probable. At this time the earnings process is complete and the risks and rewards of ownership have transferred to the customer, which is generally when the goods are shipped and all significant obligations of the Company have been satisfied.



                                      43


                               LAM LIANG CORP.
                      (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS
                            OCTOBER 31, 2004
                        (Stated in U.S. Dollars)

3. COMMON STOCK

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. As of October 31, 2004 and to date, the Company has not granted any stock options and has not recorded any stock-based compensation. Effective October 12, 2004 a total of 1,000,000 shares of the Company's common stock were issued to a founding officer and director of the Company pursuant to a stock subscription agreement at $0.005 per share for total proceeds of $5,000.

4. RELATED PARTIES

The Company currently has no significant related party transactions with any related individuals or entities.

5. SUBSEQUENT EVENTS

Subsequent to October 31, 2004, the Company has initiated the registration of a Thai Subsidiary, Maha San Lam Liang Co. Ltd.










                                 44


           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
           ------------------------------------------------

Item 24.   Indemnification of directors and officers.
Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.


Item 25.   Other expenses of issuance and distribution.
Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

          Legal                                 $  3,500
          Accounting                               1,000
          Transfer Agent fees                        400
          Printing of Prospectus                     100
                                              ----------
          TOTAL                                 $  5,000

Item 26. Recent sales of unregistered securities. Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On October 12, 2004, 1,000,000 shares of common stock were issued to Alan Teegardin, an officer, director and principal shareholder, as founders' shares, in exchange for $5,000, or $.005 per share.
These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a an officer/director of the company.


                                   45


On November 19, 2004, in a private sale transaction, Alan Teegardin sold all 1,000,000 shares to Dr. Anchana Chayawatana an officer and director, in exchange for the $5,000 or $.005 per share that he paid
for the shares on October 12, 2004.   This transaction was conducted
in reliance upon an exemption from registration provided under Section 4(1) of the Securities Act of 1933, based upon the fact that the sale was made by the Issuer in a transaction not involving any public offering. In addition, the sale was also a transaction with an accredited investor and, as such, was conducted in reliance upon an exemption provided under Section 4(6).

Item 27.   Exhibits.
The following exhibits marked with an asterisk and required to be included with this registration statement are incorporated herein by reference and can be found in their entirety in our initial registration statement, filed on December 10, 2004, on the SEC website at www.sec.gov, under SEC File Number 333-121127:

          Exhibit
          Number         Description
          -------        -----------
         *  3.1           Articles of Incorporation
         *  3.2           Bylaws
            5             Opinion re: Legality
            23.1          Consent of Independent Auditors
            23.2          Consent of Counsel (See Exhibit 5.1)
            99.1          Subscription Agreement

Item 28.   Undertakings
(a)   The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end
of the estimated 	maximum offering range may be reflected in the
form of prospectus filed with the Commission pursuant to Rule
424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                               46


(iii) Include any additional or changed material information on the plan of distribution.

1. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

2. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

(d) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                     Interests of Named Experts and Counsel
                     --------------------------------------
The validity of the common stock offered hereby was passed upon for us by our independent legal counsel, Lewis, Kessler & Kelsch, 3406
American River Drive, Sacramento, California 95864.

Our financial statements included in this prospectus have been audited by Clyde Bailey, PC, our independent certified public accountant, as stated in the auditors report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



                                 47



                                  SIGNATURES
                                  ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bangkok, Country of Thailand.

January 31, 2005                 Lam Liang Corp., Registrant

                                 By: /s/ Dr. Anchana Chayawatana
                                 -------------------------------------
                                 Dr. Anchana Chayawatana, President
                                 and Chief Executive Officer

January 31, 2005                 By: /s/ Prapaipan Chayawatana
                                 -------------------------------------
                                 Prapaipan Chayawatana, Treasurer,
                                 Chief Financial Officer and Principal
                                 Accounting Officer

January 31, 2005                 By: /s/ Anongnat Chansangachom
                                 -------------------------------------
                                 Anongnat Chansangachom, Secretary



















                                       48